Exhibit 99.1

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.

Mark Here for Address Change or Comments ☐
PLEASE SEE REVERSE SIDE

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK. X

The RGA Special Committee and the RGA Board of Directors upon the unanimous recommendation of the RGA Special Committee, recommend a vote "FOR" Proposals 1-6.

Proposal	FOR	AGAINST	ABSTAIN
1. To approve the Recapitalization and Distribution Agreement and the transactions contemplated thereby.	☐	☐	☐
2. To approve the RGA class B significant holder voting limitation as provided in Article Three of the proposed RGA amended and restated articles of incorporation.	☐	☐	☐
3. To approve the acquisition restrictions as provided in Article Fourteen of the proposed RGA amended and restated articles of incorporation.	☐	☐	☐
4. To approve the terms of the potential conversion of the RGA class B common stock into RGA class A common stock following the divestiture as provided by Article Three of the proposed RGA amended and restated articles of incorporation.	☐	☐	☐
5. To ratify the RGA Section 382 Shareholder Rights Plan, as will be amended and restated.	☐	☐	☐
6. To adjourn the Special Meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposals 1-5.	☐	☐	☐

Dated: ______________________, 2008

____
Signature

____
Signature if held jointly

If Shares are owned in joint names, both owners must sign.

Please sign as registered and return promptly to:
Reinsurance Group of America, Incorporated, Midtown Station, PO Box 870, New York, NY 10138

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/rga Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice regarding the availability of Proxy Material for the Shareholders Meeting to be held XXXX XX, 2008. The proxy statement and annual report may be viewed online at www.rgare.com

PROXY

REINSURANCE GROUP OF AMERICA, INCORPORATED

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned does hereby appoint Jack B. Lay, James E. Sherman and William L. Hutton, or any of them, each with power of substitution, as the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent and vote all shares of Common Stock standing on the books of Reinsurance Group of America, Incorporated ("RGA") in the name of the undersigned at the Special Meeting of Shareholders of RGA, to be held at RGA's corporate headquarters at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 on [__________], 2008 at [________] [_].m., local time, and at any adjournments or postponements thereof (the "Special Meeting") and to vote all the shares of Common Stock standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated [__________], 2008.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED WITH RESPECT TO ALL MATTERS SET FORTH ON THE REVERSE SIDE AND, WITH RESPECT TO ALL OTHER MATTERS PROPERLY COMING BEFORE THE SPECIAL MEETING, WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ABOVE. IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THE REVERSE SIDE.

Please complete, sign and date other side and return promptly.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

___________ , 2008

Dear Shareholder:

We invite you to attend the Special Meeting of the Shareholders of Reinsurance Group of America, Incorporated, to be held on _______________, 2008 at the Company's offices at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 at ____________.m.

It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please review the enclosed proxy materials, complete the proxy form on the reverse side, detach it, and return it promptly in the envelope provided.